10153504.v6 SECURITY AGREEMENT THIS SECURITY AGREEMENT (this “Agreement”), dated as of October 27, 2023, is made by and among (A) ALPHA METALLURGICAL RESOURCES, INC., a Delaware corporation (the “Company”); (B) the Subsidiaries of the Company identified on the signature pages hereto as Borrowers and any other Subsidiaries of the Company that may become Borrowers pursuant to Section 8.14 of the Credit Agreement defined below (each of such Subsidiaries, together with the Company, jointly and severally, the “Borrowers” and, each, a “Borrower”); (C) the Subsidiaries of the Company identified on the signature pages hereto as Guarantors and any other Subsidiaries of the Company that may become Guarantors pursuant to Section 8.14 of the Credit Agreement defined below (each of such Subsidiaries, jointly and severally, the “Guarantors” and, each, a “Guarantor”); (D) any other Credit Parties, besides Borrowers and Guarantors, that are or become from time to time party hereto (collectively with Borrowers and Guarantors, the “Credit Parties” and each, individually, a “Credit Party”); and (E) REGIONS BANK, an Alabama bank (as further defined in the Credit Agreement, “Regions”), in its capacity as administrative agent and collateral agent for the Lenders (as defined in the Credit Agreement), the LC Issuer (as defined in the Credit Agreement) and any other Secured Parties (as defined in the Credit Agreement) (in such capacity and as further defined below, “Administrative Agent,” “Collateral Agent” or “Agent”). RECITALS: WHEREAS, Borrowers have requested that Administrative Agent and Lenders establish a revolving credit facility in favor of Borrowers, and that LC Issuer establish a letter of credit sub-facility in favor of Borrowers, all pursuant to that certain Credit Agreement dated of even date herewith among Credit Parties, Lenders, LC Issuer and Administrative Agent (as now or at any time hereafter amended, restated, supplemented or otherwise modified, the “Credit Agreement”). WHEREAS, Administrative Agent and Lenders are unwilling to provide such revolving credit facility, and LC Issuer is unwilling to provide such letter of credit sub-facility, unless, among other things, all such Borrowers, Guarantors and other Credit Parties enter into this Agreement in order, among other purposes, to evidence their grant to Administrative Agent, for the benefit of Secured Parties, of a Lien (as defined in the Credit Agreement) in the Collateral (as defined below). WHEREAS, to induce Administrative Agent and Lenders to provide such revolving credit facility, and LC Issuer to provide such letter of credit sub-facility, Borrowers Guarantors and the other Credit Parties desire to enter into this Agreement for the foregoing purposes. NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, each Borrower, each Guarantor, each other Credit Party and Administrative Agent, each intending to be legally bound, hereby covenant and agree as follows: Section 1. Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Without limitation of the foregoing, as more particularly set forth and described in Section 1.3 of the Credit Agreement, and subject to any limitations set forth therein, any term used in this Agreement or in any Financing Statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement, the Credit Agreement or in such Financing Statement, shall have the meaning given such term in the UCC; provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. Information has been redacted from this exhibit, as indicated by black boxes, that is (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed. If requested by the SEC or its staff, the company will promptly provide an unredacted copy of the exhibit on a supplemental basis.

- 2 - In addition thereto, as used in this Agreement, the following terms shall have the following meanings: “Collateral Disclosure Certificate” means each collateral disclosure certificate, to be substantially in the form of Exhibit A (or such other form as may be requested or approved by Administrative Agent from time to time), executed and delivered by a Credit Party as of the Closing Date or thereafter in accordance with Section 10. “Environmental Indemnity Agreement” means an agreement of a Credit Party to indemnify Administrative Agent and Lenders from liability under Environmental Laws with respect to Real Estate subject to a Mortgage. “Excluded Collateral” is as defined in Section 3. “Excluded Property” means the property rights and interests in real and personal property set forth on Schedule 4 attached to this Agreement. “Extraordinary Receipts” means any cash proceeds received by a Credit Party or any of its Subsidiaries not in the Ordinary Course of Business (other than from the issuance of Equity Interests, the incurrence of Debt, the disposition of Collateral or any insured casualty Loss or business interruption insurance), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments and (f) any adjustment received in connection with any purchase price in respect of an Acquisition. “Material Prep Plants” means the leased locations designated as prep plants set forth on Schedule 2 hereto. “Material Real Estate” means any Mine or other Real Estate, in each case, owned or acquired in fee by any Credit Party having a fair market value in excess of $1,000,000; provided, that Material Real Estate shall not include the Excluded Collateral. “Material Leased Real Estate” means any (i) Mine or other Real Estate, in each case, subject to a lease with a Credit Party, as lessee, with annual minimum royalties, rents or other similar payment obligations, in excess of $500,000 in the most recently ended Fiscal Year and (ii) Material Prep Plants. “Mortgage” means each mortgage, deed of trust, security deed or deed to secure debt pursuant to which a Credit Party grants to Administrative Agent, subject to Permitted Real Estate Encumbrances, Liens upon the applicable Material Real Estate owned by such Credit Party as security for the payment and performance of the Obligations or any portion thereof. The term “Mortgage,” as used herein, shall include any assignment of leases and rents, security agreement and Fixtures Filing included as part thereof, or executed and/or delivered separately therefrom but in connection therewith. “Mortgage Documents” means, with respect to any Material Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to Administrative Agent, unless otherwise approved by Administrative Agent: (a) such collateral assignments of leases, estoppel letters, attornment agreements, consents, waivers, and releases as Administrative Agent may reasonably require with respect to other Persons having an interest in such Material Real Estate to the extent such Person is required to do so pursuant to the terms of its agreement or lease with a Credit Party; (b) completion by Administrative Agent of all flood insurance due diligence with respect to all Material Real Estate made subject to a Mortgage, and in connection therewith, but without limitation thereof, Administrative Agent shall have

- 3 - requested and received executed flood hazard determinations and a flood zone certification (together with notice to Borrower Representative regarding such flood zone certification) in regard to such Material Real Estate with buildings located thereon and to the extent that any such building or Material Real Estate is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards that participates in the National Flood Insurance Program, evidence of flood insurance, in an amount reasonably determined to be adequate by Administrative Agent, naming Administrative Agent as mortgagee in regard thereto, together with such other reasonable documentation and coverages, each in compliance with the FDPA and other Applicable Laws, all of which shall be reasonably satisfactory in form and substance to Administrative Agent and each Lender (and for avoidance of any doubt, no Mortgage shall be executed, delivered or recorded in regard to any such Material Real Estate with buildings located thereon unless and until the foregoing has been completed); (c) a current Qualified Appraisal of such Material Real Estate; (e) an environmental assessment regarding such Real Estate, prepared by environmental engineers reasonably acceptable to Administrative Agent, and accompanied by such reports, certificates, studies, or data as Administrative Agent may reasonably require in regard thereto; (d) if applicable, a Fixture Filing; (e) an opinion from legal counsel licensed to practice in the jurisdiction in which such Material Real Estate is located, addressing, among other things, the enforceability of such Mortgage and the attachment and perfection of Administrative Agent’s Lien in and to such Material Real Estate; (f) if reasonably required by Administrative Agent, and to the extent not otherwise contained herein, an Environmental Indemnity Agreement covering such Material Real Estate; and (g) and such other documents, instruments, certificates or agreements as Administrative Agent may reasonably require with respect to such Material Real Estate or Mortgage. “Permitted Location” means (a) any location described on Schedule 2 attached to this Agreement and (b) any other location in the continental United States of which Borrower Representative has provided written notice to Administrative Agent in accordance with Section 11(e) below. “Rolling Stock” means trucks, trailers, motor vehicles and other moveable Equipment. Section 2. Grant of Security Interest. To secure the full and final payment and performance of all Obligations, each Credit Party hereby grants to Administrative Agent, for the benefit of Secured Parties, a continuing security interest in and to, and Lien upon, all right, title, and interest of such Credit Party in and to all of the following types, items and kinds of Property of such Credit Party, all whether now owned or hereafter existing, created, acquired or arising, whether tangible or intangible, and wherever located: (a) all Accounts; (b) all Chattel Paper (including Electronic Chattel Paper); (c) all Commercial Tort Claims, including those set forth in Schedule 8.17 of the Credit Agreement; (d) all Deposit Accounts, Securities Accounts, and Commodity Accounts together with all amounts and other Property at any time on deposit in any Deposit Account, Securities Account or Commodity Account or evidenced thereby; (e) all Documents; (f) all General Intangibles (subject to Section 3(b), with respect to General Intangibles consisting of Equity Interests in Subsidiaries), including all Payment Intangibles and Intellectual Property;

- 4 - (g) all Goods (including all Inventory, all Equipment and all Fixtures); (h) all Instruments; (i) all Investment Property (subject to Section 3(b)); (j) all Letter-of-Credit Rights; (k) all Supporting Obligations; (l) all Extraordinary Receipts; (m) all As-Extracted Collateral, all Farm Products and all standing timber; (n) without limitation of any Collateral described in the foregoing clause (m), (i) all present and future contracts, agreements, arrangements, or understandings (A) for the sale, supply, provision or disposition of any coal, natural gas, coalbed methane gas or other materials or minerals by any Credit Party or any of their agents, representatives, successors or assigns to any purchaser or acquirer thereof, and all products, replacements and proceeds thereof (including all coal, natural gas and coalbed methane gas sales contracts), and (B) relating to the mining, drilling or recovery of any coal, mineral or gas reserves for the benefit of or on behalf of any of the Credit Parties or any of their agents, representatives, successors or assigns (including all contract mining, drilling or recovery agreements and arrangements); and (ii) all coal, natural gas, coalbed methane gas and other minerals severed or extracted from the ground (specifically including all As-Extracted Collateral of each Credit Party and all severed or extracted coal, natural gas and coalbed methane gas purchased, acquired or obtained from other parties), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of (A) whether any such coal, natural gas, coalbed methane gas or other minerals are in raw form or processed for sale, (B) whether or not any Credit Party had any interest in the coal, natural gas, coalbed methane gas or other minerals before extraction or severance, (C) whether arising from present or future operations, and (D) whether such mineral or gas interests presently owned or hereafter acquired by such Credit Party; (o) all money, cash, Cash Equivalents and other Property at any time in the possession of, or under the control (including Article 9 Control) of Administrative Agent, a Lender or another Secured Party, or a bailee, agent, correspondent or Affiliate of Administrative Agent, a Lender or another Secured Party, including Cash Collateral; (p) all Accessions to, substitutions for, and all replacements, products, and cash Proceeds and non-cash Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage, or destruction of any Collateral; (q) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and computer records) pertaining to any of the foregoing; and (r) all other present and future personal Property and assets of each Credit Party not otherwise described hereinabove, whether now or hereafter existing, and wherever located;

- 5 - provided, that notwithstanding the foregoing, this Agreement shall not constitute a grant or security interest in any Excluded Collateral and the Collateral shall not include Excluded Collateral. Section 3. Certain Exceptions Relating to Collateral. Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, unless and except to the extent otherwise required or approved by, or acceptable to, Administrative Agent, the Collateral shall not include any of the following (collectively, the “Excluded Collateral”): (a) more than sixty-five percent (65%) of any Voting Equity Interests issued by a Foreign Subsidiary, to the extent as determined by Administrative Agent having such a Lien would result in a material adverse tax consequence to the Credit Parties, unless Administrative Agent’s Lien on a greater percentage of Voting Equity Interests is specifically provided in another Security Document; (b) (i) any rights or interest in any contract, lease, permit, license, or license agreement covering any Property of any Credit Party if under the terms of such contract, lease, permit, license, or license agreement, or Applicable Law with respect thereto, the grant of a Lien thereon is prohibited as a matter of Applicable Law or expressly prohibited under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained, (ii) any United States “intent-to-use” trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. § 1060(a) (or any successor provision), such “intent-to-use” trademark application shall be considered Collateral; and (iii) Equipment securing Permitted Purchase Money Debt to the extent the underlying contract, lease, permit, license, or license agreement covering such Equipment expressly prohibits or restricts under the terms of such contract, lease, permit, license, or license agreement the granting of a security interest or Lien in such Equipment and such prohibition or restriction has not been waived or the written consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained; provided that, (x) the foregoing exclusions of clauses (i) and (iii) above shall in no way be construed to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9- 409 of the UCC or other Applicable Law, or to apply to the extent that any consent or waiver has been obtained that would permit Administrative Agent’s security interest to attach thereto notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (y) the foregoing exclusions of clauses (i) through (iii) above shall in no way be construed to limit, impair, or otherwise affect Administrative Agent’s continuing security interests in any rights, titles or interests of any Credit Party in or to monies due or to become due under or in connection with any of the foregoing, including any Proceeds from the sale, license, lease, or other dispositions of any of the foregoing (provided that the foregoing is not intended, and shall not be construed, to permit any such disposition to the extent otherwise prohibited or restricted hereunder, under the Credit Agreement or under any Loan Document); (c) Commercial Tort Claims where the amount of the net proceeds claimed is less than $3,000,000; (d) (i) any Real Estate and leasehold rights and interests in Real Estate, other than Material Real Estate to the extent provided in Section 8.16 of the Credit Agreement, or (ii) leasehold rights and interests in Real Estate leased from any Governmental Authority; (e) (i) any Equity Interests of captive insurance subsidiaries and not-for-profit subsidiaries, (ii) any Equity Interests in any Joint Venture or any other non-wholly owned Subsidiary, and (iii) any Equity Interests in the direct parent of any Joint Venture or non-wholly owned Subsidiary to the extent that a pledge

- 6 - thereof would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than a Borrower or any Controlled Subsidiary) a right to terminate, under any Organizational Document, shareholders, Joint Venture or similar agreement applicable to such owned Subsidiary or Joint Venture; (f) the Excluded Accounts; (g) the Excluded Property; (h) automobiles, trucks and trailers of Credit Parties to the extent that perfection of a Lien thereon requires the notation of Agent’s Lien thereon to be noted on the applicable certificate of title and excluding, for the avoidance of doubt, any such vehicles trucks and trailers or other Rolling Stock to the extent a security interest thereon is perfected by filing a UCC-1 Financing Statement against “Goods,” “Inventory” or “Equipment” of the applicable Credit Party in the proper filing office for such Credit Party; (i) Sold Receivables; and (j) all right, title and interest of Alpha Metallurgical Services, LLC (formerly known as Contura Energy Services, LLC) under (A) the Trust Agreement (N731BP) dated July 26, 2016 between Bank of Utah, as owner trustee, and Alpha Metallurgical Services, LLC, as operator and (B) the Aircraft Operating Agreement dated July 26, 2016 between Alpha Metallurgical Services, LLC and Owner Trustee. The Collateral shall not include, and none of the Obligations shall be paid with or with the Proceeds of, (A) any Account, Instrument, Chattel Paper, or other obligation or Property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Entity or (B) any lease under which the lessee is a Sanctioned Person or Sanctioned Entity. None of the foregoing items or Properties nor any Proceeds thereof shall be applied to the payment or reduction of the Obligations. If and to the extent that, at the Borrower Representative’s request, Administrative Agent determines, in its discretion, at any time, that the cost, burden or consequence of creating, perfecting or maintaining a security interest in any particular asset is excessive in view of the practical benefits to be obtained by the Secured Parties therefrom, and confirms in writing such determination to the Borrower Representative, then, so long as Administrative Agent has not revoked such determination, which it may do at any time in its discretion, the Credit Parties shall not be required to create, perfect or maintain, as applicable, a security interest in such asset. Section 4. Care of Collateral. Except as otherwise may be expressly required by this Agreement, any other Loan Document or Applicable Law, Administrative Agent (a) shall have no obligation to (i) exercise any degree of care in connection with any Collateral in its possession or control (including Article 9 Control), or (ii) take any steps necessary to preserve any rights in the Collateral or to preserve any rights in the Collateral against senior or prior parties (which steps Credit Parties agree to take) and (b) shall not be liable or responsible for (i) any loss or damage to the Collateral or for any diminution in the value thereof or (ii) any act or default of any Third Party Claimant having possession of the Collateral. Administrative Agent’s segregation or specific allocation of specified items of Collateral against any of Credit Parties’ liabilities shall not waive or affect any Lien against other items of Collateral or any of Administrative Agent’s options, powers, or rights under this Agreement, any other Loan Document or Applicable Law. Section 5. Liens on Goods on Consignment. With respect to any Credit Party’s Inventory which such Credit Party has, is buying or selling, or buys or sells, on Consignment (whether such Credit Party is a Consignor or Consignee), such Credit Party shall, at its expense and upon request of

- 7 - Administrative Agent from time to time, promptly (but in any event within five (5) Business Days after receipt of request) take whatever actions are requested by Administrative Agent in regard thereto, including, in the case of Consignments made by such Credit Party, to cause such Credit Party’s security interest in and to such consigned Goods to be perfected (with such priority as Administrative Agent may require) in accordance with the UCC and assigned to Administrative Agent in accordance with the UCC. Without limiting the generality of the foregoing, at Administrative Agent’s reasonable request, for any Consignments made by such Credit Party, such Credit Party shall (i) file a Financing Statement in respect of such Inventory naming itself as “Consignor” and such Person as “Consignee” thereon, in the jurisdiction of such Consignee’s incorporation (or organization), and assign such Financing Statement to Administrative Agent, (ii) cause such Consignee (and, if requested by Administrative Agent, any secured lender to, or landlord (or mortgagee) of, such Consignee to execute and deliver to Administrative Agent a Third Party Claimant Agreement in form and content satisfactory to Administrative Agent in respect of such Inventory. In furtherance of the foregoing, Credit Parties shall provide Administrative Agent, by the Closing Date, with a listing as set forth on Schedule 3 attached hereto of all such Consignment arrangements then existing, including therewith the name of the Consignor or Consignee, a description of the Inventory being Consigned (by type or kind) and the address where the Consigned Inventory is then located, and (iii) simultaneously with the delivery of the Borrowing Base Certificate pursuant to Section 8.6(a) of the Credit Agreement, notify Administrative Agent of any Consignment arrangement (or altering in any material respect any such Consignment arrangement), and provide Administrative Agent with evidence of such Credit Party’s compliance with this Section in connection therewith prior to receiving or shipping any Inventory under such arrangement. Section 6. No Assumption of Liability. The Lien on the Collateral granted to Administrative Agent hereunder is given as security only and shall not subject Administrative Agent to, or in any way modify, any duty, obligation or liability of Credit Parties relating to any Collateral. Without limitation of the foregoing, anything contained herein to the contrary notwithstanding, (a) each Credit Party shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of its rights hereunder shall not release any Credit Party from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Administrative Agent shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Administrative Agent be obligated to perform any of the obligations or duties of any Credit Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Section 7. Real Estate Collateral (Springing Covenant). As and when required by Section 8.16 of the Credit Agreement (the “Springing Covenant Date”), the Credit Parties shall execute and deliver to Administrative Agent (or its trustee created for such purpose) Mortgages and Mortgage Documents in form and substance reasonably satisfactory to Administrative Agent in connection with the Credit Parties’ Material Real Estate, at Credit Parties’ expense, to grant Administrative Agent, for the benefit of Secured Parties, a Lien or Liens on such Material Real Estate to secure the due and punctual payment and performance of the Obligations. At any time after the occurrence of the Springing Covenant Date, if any Credit Party acquires any Material Real Estate or any Real Estate becomes Material Real Estate through an appraisal or otherwise, the Credit Parties shall execute and deliver to Administrative Agent (or such trustee) all Mortgages and Mortgage Documents in form and substance reasonably satisfactory to Administrative Agent in connection with such acquired or other Material Real Estate within ninety (90) days after the date of such acquisition or other event (or such later date as may be agreed to by the Administrative Agent in writing in its discretion). All Mortgages shall be executed by the applicable Credit Party in favor of Administrative Agent (or its trustee created for such purpose), for the benefit of Secured Parties, and in each case shall be duly recorded, at Credit Parties’ expense, in each office where such recording is required to constitute a fully perfected, first priority Lien upon such Material Real Estate covered thereby (subject

- 8 - to Permitted Real Estate Encumbrances and other Permitted Liens) as security for the payment or performance of the Obligations, together with receipt (and recording, as applicable) by Administrative Agent of all applicable Mortgage Documents in connection therewith. Section 8. Power of Attorney. Each Credit Party hereby constitutes and appoints Administrative Agent (and all Persons so designated from time to time by Administrative Agent) as such Credit Party’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 8, which power of attorney is coupled with an interest and is, therefore, irrevocable. Administrative Agent, or Administrative Agent’s designee, may, without notice and in either its or a Credit Party’s name, but at the cost and expense of Credit Parties: (a) Indorsements. During the existence of a Cash Dominion Period, indorse a Credit Party’s name on any Item or other Proceeds of Collateral (including Proceeds of insurance) that come into Administrative Agent’s or its designee’s possession or control (including Article 9 Control); (b) Financing Statements. File any Financing Statements, Fixture Filings and amendments thereto relating to the Collateral which Administrative Agent deems appropriate, each in form and substance determined by Administrative Agent, and to (a) describe the Collateral thereon (i) as “all personal property of the debtor,” “all assets,” or words of similar effect, if appropriate and permitted by Applicable Law, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or any other Applicable Law, or (ii) by specific collateral category, and (b) include therein all other information which may be required by Article 9 of the UCC or other Applicable Law with respect to the preparation or filing of a Financing Statement (or other similar filings or public records or notices relating to the perfection of Liens), Fixture Filing, or amendment. (c) Post Default Actions. During the existence of an Event of Default, (i) notify any Account Debtors of the assignment of Accounts owed by such Account Debtors, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge, or release any Accounts or other Collateral or any legal proceedings brought to collect Accounts or other Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts, and at such times as Administrative Agent deems advisable; (iv) collect, liquidate, and receive balances in Deposit Accounts or investment accounts and take control, in any manner, of Proceeds of Collateral; (v) prepare, file, and sign a Credit Party’s name to a proof of claim or other document in any bankruptcy or similar proceeding of or relating to any Account Debtor or to any notice, assignment, or satisfaction of Lien or similar document; (vi) receive, open, and dispose of mail addressed to any Credit Party and notify postal authorities to deliver any such mail to an address designated by Administrative Agent; (vii) indorse any Chattel Paper, Document, Instrument, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use any Credit Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic, or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance, or other instrument for which any Credit Party is a beneficiary; and (xii) take all other actions as Administrative Agent deems appropriate to fulfill any Credit Party’s obligations under the Loan Documents. Section 9. Additional Collateral and Perfection Information. Each Credit Party represents, warrants, covenants and agrees that (i) Administrative Agent’s Liens on the Collateral are duly perfected and constitute first-priority Liens, subject only to Permitted Liens (if any), and, in the case of priority, only to Permitted Liens that are expressly permitted under the Loan Documents to have priority, (ii) Schedule 1 attached hereto sets forth as of the Closing Date, for each Credit Party and each of its Subsidiaries, (a) the address of such Person’s chief executive office and other locations where books and

- 9 - records are kept; (b) such Person’s organizational identification number; (c) any fictitious name or trade name used by such Person during the past five years; and (d) a list of Third Party Claimants which hold any of such Person’s Inventory, and (iii) as of the Closing Date, no Collateral is attached or affixed to any Real Estate so as to be classified as a Fixture (other than Fixtures located at any Real Estate that is subject to a Mortgage, but only for so long as Administrative Agent has a Lien on such Real Estate and Fixtures), except as set forth on Schedule 1. Section 10. Supplements to Schedules; Collateral Disclosure Certificates. Simultaneously with delivery of the Compliance Certificate required to be delivered pursuant to Section 8.6(d) of the Credit Agreement (or sooner if requested by Administrative Agent while any Event of Default is continuing), Credit Parties shall supplement Schedules 1 and 2 attached hereto, with respect to any matter hereafter arising that, if existing or occurring at the Closing Date, would have been required to be set forth or described in any such Schedules; provided that (A) no such supplement to any Schedule or representation or warranty shall amend, supplement or otherwise modify any such Schedule or representation or warranty, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and the Required Lenders or all Lenders, as applicable, in accordance with Section 15.2 of the Credit Agreement and (B) no supplement to any Schedule shall be required or permitted with respect to representations and warranties that relate solely to the Closing Date. All information set forth in any Collateral Disclosure Certificate delivered before the Closing Date is true and correct in all material respects as of the Closing Date, and all information in any Collateral Disclosure Certificate delivered after the Closing Date shall be true and correct in all material respects as of the date thereof. Section 11. Covenants Regarding Collateral Generally. Until Payment in Full of the Obligations, each Credit Party shall, and shall cause each Subsidiary, as applicable, to: (a) Protection of Collateral. Pay all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, all Taxes payable with respect to any Collateral (including any due upon the sale or use thereof), and all other payments that may be required to be made by Administrative Agent to any Person to retain, restore or realize upon any Collateral. (b) Defense of Title to Collateral. Defend its title to Collateral and Administrative Agent’s Liens therein against all Persons, claims, and demands whatsoever, except Permitted Liens, and at Administrative Agent’s request, at Credit Party’s expense, appear in and defend any action or proceeding that may affect such Credit Party’s title to or Administrative Agent’s security interest in all or any part of the Collateral. (c) Third Parties. If such Person’s records or reports of the Collateral are prepared or maintained by any other Person, irrevocably authorize such Person (and such Person is hereby irrevocably so authorized) to deliver, at Administrative Agent’s request from time to time, such records, reports, and related documents to Administrative Agent and to discuss the same and all information therein with Administrative Agent. (d) After-Acquired and Other Collateral. (i) Simultaneously with delivery of the Compliance Certificate required to be delivered pursuant to Section 8.6(d) of the Credit Agreement, at such Credit Parties’ expense, notify Administrative Agent in writing if, after the Closing Date, any Credit Party obtains any interest in any Collateral consisting of Deposit Accounts (other than Excluded Accounts) and promptly take such actions as Administrative Agent deems appropriate to effect Administrative Agent’s duly perfected, first-priority Lien upon such Collateral.

- 10 - (ii) Simultaneously with delivery of the Compliance Certificate required to be delivered pursuant to Section 8.6(d) of the Credit Agreement, at such Credit Parties’ expense, notify Administrative Agent in writing if, after the Closing Date, any Credit Party obtains any interest in (A) Chattel Paper in excess of $3,000,000, individually or in the aggregate, (B) promissory notes and other Instruments evidencing indebtedness in excess of $3,000,000, either individually or in the aggregate, (C) Electronic Chattel Paper in excess of $3,000,000, either individually or in the aggregate, (D) Letter-of- Credit Rights of such Credit Party in excess of $3,000,000, (E) any Commercial Tort Claim where the amount of the net proceeds claimed is equal to or greater than $3,000,000, and (F) Investment Property or any other Collateral which may be perfected by means other than by filing a financing statement, and, upon Administrative Agent’s request, subject to clause (f) of this Section 11, promptly take such actions as Administrative Agent deems appropriate to effect Administrative Agent’s duly perfected, first-priority Lien upon such Collateral. (e) Location of Collateral. Promptly (but, in any case simultaneously with delivery of the Compliance Certificate required to be delivered pursuant to Section 8.6(d) of the Credit Agreement), notify Administrative Agent in writing of any new location where any Credit Party maintains a material amount of Collateral; provided, that no inventory located at a new location shall be Eligible Inventory until the Credit Parties have notified the Administrative Agent of such location. The Credit Parties agree to maintain all material tangible Collateral (other than in-transit Inventory and Rolling Stock) at a Permitted Location. No material amount of Collateral shall, without the prior written approval of Administrative Agent, be moved from a Permitted Location (other than to another Permitted Location) except, before an Event of Default, with respect to sales or other dispositions of assets permitted pursuant to Section 9.5 of the Credit Agreement. (f) Further Assurances. Provide such further assurances to Administrative Agent in respect of the Collateral as Administrative Agent may reasonably request from time to time. Without limitation of the foregoing, each Credit Party agrees that from time to time, at the expense of such Credit Party, such Credit Party will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Credit Party covenants as follows: (i) Chattel Paper. On the Closing Date, if in existence on such date, and otherwise promptly (but in any event together with delivery of the Compliance Certificate required pursuant to Section 8.6(d) of the Credit Agreement), Credit Parties shall notify Administrative Agent in writing of receipt by such Credit Party of any interest in Chattel Paper in excess of $3,000,000, either individually or in the aggregate, and at the request of Administrative Agent, promptly (but in any event within five (5) Business Days after receipt of request) mark conspicuously each such item of Chattel Paper and each of its records pertaining to the Chattel Paper, with a legend, in form and substance reasonably satisfactory to Administrative Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and shall, upon the reasonable request of Administrative Agent, deliver to Administrative Agent all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Administrative Agent; (ii) Instruments. On the Closing Date, if in existence on such date, and otherwise promptly (but in any event together with delivery of the Compliance Certificate required pursuant to Section 8.6(d) of the Credit Agreement), Credit Parties shall deliver to Administrative Agent all promissory notes and other Instruments evidencing indebtedness in excess of $3,000,000, either individually or in the aggregate, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Administrative Agent; and

- 11 - (iii) Electronic Chattel Paper and Letter-of-Credit Rights. On the Closing Date, if in existence on such date, and otherwise promptly (but in any event together with delivery of the Compliance Certificate required pursuant to Section 8.6(d) of the Credit Agreement), Credit Parties shall, upon the reasonable request of Administrative Agent, deliver to Administrative Agent such documents, instruments, notices, records and consents, and take such other actions, necessary to establish that Administrative Agent has Article 9 Control over Electronic Chattel Paper in excess of $3,000,000, either individually or in the aggregate, and Letter-of-Credit Rights of such Credit Party in excess of $3,000,000 (except to the extent delivered to support any Eligible Account), either individually or in the aggregate. Each Credit Party further hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without notice to, or consent of, any Credit Party (it being understood by the parties hereto that, with respect to any financing statements to be filed for As-Extracted Collateral, as of the Closing Date, Credit Parties have only provided information regarding Material Real Estate and Material Leased Real Estate for purposes of filing financing statements covering As-Extracted Collateral). Section 12. Particular Covenants Relating to Accounts. Until Payment in Full of the Obligations, each Credit Party shall, and shall cause each Subsidiary, as applicable, to: (a) Taxes. During the existence of an Event of Default, authorize Administrative Agent, if an Account of any Credit Party includes a charge for any unpaid Taxes, to pay the amount thereof (and any penalty thereon) to the proper taxing authority for the account of such Credit Party and to charge Borrowers’ account therefor; provided, however, that Administrative Agent shall not be obligated to pay, or otherwise be liable, for any Taxes that may be due from any Credit Party or with respect to any Collateral. (b) Account Verification. Cooperate fully with Administrative Agent in facilitating Administrative Agent’s verification of the validity, amount, or any other matter relating to any Accounts of Credit Parties, and each Credit Party, for itself and on behalf of each of its Subsidiaries, grants Administrative Agent the right, after an Event of Default has occurred and is continuing, and in the name of Administrative Agent, any designee of Administrative Agent, or such Credit Party or Subsidiary, to complete such verification by mail, telephone, or otherwise. (c) Assignments of Accounts. If so requested by Administrative Agent from time to time during the existence of an Event of Default, promptly (but in any event within five (5) Business Days after requested to do so), execute and deliver to Administrative Agent formal, written assignments of all of such Credit Parties’ Accounts which have not, as of such date been included in any such formal, written assignment. Section 13. Particular Covenants Regarding Inventory. Until Payment in Full of the Obligations, each Credit Party shall, and shall cause each Subsidiary, as applicable, to: (a) Records and Reports of Inventory. Keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions. (b) Inventory Examinations. Conduct a physical inventory at least once per calendar year (and, during the existence of an Event of Default, at such other time or times as may be requested by Administrative Agent, as soon as practicable but in any event within thirty (30) days after such request) and periodic cycle counts consistent with historical practices and, if requested by Administrative Agent, provide to Administrative Agent a report based on each such physical inventory and count promptly upon completion thereof (but in any event within five (5) Business Days after completion), with such supporting

- 12 - information as Administrative Agent may request. Administrative Agent may (but shall have no duty to) participate in and observe each physical inventory and cycle count. (c) [Reserved]. (d) Acquisition, Sale, and Maintenance. (i) Unless otherwise approved by Administrative Agent in its discretion, and then subject to compliance in all respects with Section 5 hereof, not acquire or accept any Inventory on Consignment or approval; (ii) take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the Fair Labor Standards Act of 1938; (iii) unless otherwise approved by Administrative Agent in its discretion, and then subject to compliance in all respects with Section 5 hereof, not sell any Inventory on Consignment or approval or any other basis under which the customer may return or require a Credit Party to repurchase such Inventory; and (iv) use, store, and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of insurance, manufacturer’s (or supplier’s) warranties and in compliance with all Applicable Law. Section 14. Particular Covenants Regarding Equipment. Until Payment in Full of the Obligations, each Credit Party shall, and shall cause each Subsidiary, as applicable, to: (a) Records of Equipment. (i) Keep accurate and complete records of its Equipment; and (ii) promptly upon reasonable request (but in any event within five (5) Business Days after receipt of request) by Administrative Agent, deliver to Administrative Agent evidence of Credit Parties’ or Subsidiaries’ ownership or interests in any such Equipment. (b) Condition of Equipment. (i) Keep all Equipment in good operating condition and repair, and make all necessary replacements and repairs so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted; (ii) ensure that the Equipment is mechanically and structurally sound and capable of performing the functions for which it was designed in accordance with manufacturer specifications; and (iii) prevent any material Equipment from becoming affixed to Real Estate unless each applicable Third Party Claimant shall have executed and delivered a Third Party Claimant Agreement in regard thereto. Section 15. Remedies upon Default. (a) In addition to (and not in lieu of) the rights and remedies specified in Section 11.2 of the Credit Agreement, at any time and from time to time during the existence of any Event of Default, Administrative Agent may (and, at the written direction of the Required Lenders, shall) do any one or more or all of the following: (i) (A) take possession of any Collateral; (B) on demand, require Credit Parties to assemble Collateral, at Credit Parties’ expense, and make it available to Administrative Agent (or its designee) at a time and place designated by Administrative Agent; (C) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Credit Party, such Credit Party shall not charge for such storage, and will reimburse Administrative Agent for any such charges imposed by any other Person in regard thereto); (D) sell, lease, or otherwise dispose of any Collateral in its then condition or after the refurbishing, restoration, repair, or further manufacturing or processing thereof (at Credit Parties’ expense), at public or private sale, with only such notice as may be required by Applicable Law, in lots or in bulk, and at such locations, all as Administrative Agent, in its discretion, deems advisable, and at such prices or terms as Administrative Agent may deem reasonable, for cash, upon credit, or for future delivery; (E) demand, collect, invoice, and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper, Instruments, or Documents or for Proceeds of any Collateral (either in a Credit Party’s name or Administrative Agent’s or any Lender’s name, at

- 13 - Administrative Agent’s option), with the right to enforce, compromise, settle, or discharge any such amounts; and (F) on demand, require or cause all invoices and statements sent to any Account Debtor to state that the Accounts and such other obligations have been assigned to Administrative Agent and are payable directly and only to Administrative Agent and Credit Parties shall deliver to Administrative Agent such originals of documents evidencing the sale and delivery of Goods or the performance of services giving rise to any Accounts as Administrative Agent may require; and (ii) exercise such other rights and remedies which may be available to it under this Agreement, the other Loan Documents, and agreements relating to Bank Products, and Applicable Law (including all rights of a secured party under Article 9 of the UCC), all of which shall be cumulative. (b) Administrative Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto while Collateral is in Administrative Agent’s (or its designee’s) possession or control (including Article 9 Control), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whatsoever, and all of the same shall be at Credit Parties’ sole risk. (c) Each Credit Party hereby acknowledges that the Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Administrative Agent shall have the right to an immediate writ of possession of any Collateral on an ex parte basis and without notice of a hearing. Section 16. Commercially Reasonable Sale. Each Credit Party agrees that notice of any proposed sale or other disposition of Collateral by Administrative Agent conducted pursuant to Section 15 hereof shall be deemed to be “commercially reasonable” if such notice is delivered as provided in Section 15.1 of the Credit Agreement at least ten (10) days before the action to be taken, and Credit Parties waive any other notice in regard thereto. Administrative Agent shall have the right to conduct such sales or other dispositions of Collateral on any Credit Party’s premises, without charge, and such sales or other dispositions may be adjourned by Administrative Agent from time to time in accordance with Applicable Law. Administrative Agent (acting individually or through its designee) may purchase any Collateral at any public sale or, if permitted by Applicable Law, at any private sale and, in lieu of actual full payment of the purchase price, may set off the amount of such price against all or such portion of the Obligations as Administrative Agent may elect. Each Credit Party shall be liable for any deficiencies, with interest at the highest interest rate provided for in the Credit Agreement in regard thereto (including interest arising after commencement any Credit Party’s Insolvency Proceeding, whether or not such interest is allowed in such Insolvency Proceeding) and all costs and expenses of collection and enforcement, including attorneys’ fees and expenses, if the Proceeds of the disposition of the Collateral do not result in Payment in Full of all Obligations. To the extent that Applicable Law imposes any duties on Administrative Agent to exercise remedies in a “commercially reasonable” manner which duties cannot be waived under Applicable Law(provided that, for the avoidance of any doubt, to the extent that any such duties that can be waived under Applicable Law the foregoing are hereby waived by each of the Credit Parties), each Credit Party acknowledges and agrees that it is not commercially unreasonable for Administrative Agent (a) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by Applicable Law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of; (b) to fail to exercise collection remedies against Account Debtors, secondary obligors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against, Collateral; (c) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (e) to contact other Persons, whether or not in the same business as any Credit Party, for expressions of interest in acquiring all or any

- 14 - portion of the Collateral; (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (g) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so or that match buyers and sellers of assets; (h) to dispose of assets in wholesale rather than retail markets; (i) to disclaim disposition and other warranties; (j) to purchase, at Credit Parties’ expense, insurance or credit enhancements to insure Administrative Agent against risks of loss, collection, or disposition of Collateral or to provide to Administrative Agent and the other Secured Parties a guaranteed return from the collection or disposition of Collateral; or (k) to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral. Each Credit Party further agrees that any sale of Collateral to a Licensor pursuant to the terms of a License is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time). Each Credit Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Administrative Agent would not be commercially unreasonable in the exercise by Administrative Agent of rights and remedies against the Collateral and that other actions or omissions by Administrative Agent shall not be deemed to be commercially unreasonable solely on account of not being expressly indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Credit Party or to impose any duties on Administrative Agent that would not have been granted or imposed by this Agreement, any other Loan Document, any agreement related to Bank Products, or by Applicable Law in the absence of this Section. Section 17. Miscellaneous; Governing Law; Submission to Jurisdiction. All terms of Section 15 of the Credit Agreement (Miscellaneous), as such Section 15 is in effect on the Closing Date, and as it may be modified or amended from time to time hereafter in accordance with Section 15.2 thereof, are herewith incorporated by reference into this Agreement and made an integral part hereof, as fully and completely as if set forth verbatim herein, with specific respect to this Agreement, such that each reference therein to “this Agreement” (and words of similar import) in said Section 15 shall mean and refer, for purposes hereof, to this Agreement, mutatis mutandis, unless and except to the extent otherwise expressly provided herein. THIS AGREEMENT, UNLESS OTHERWISE SPECIFIED BY THE TERMS HEREOF OR UNLESS THE LAWS OF ANOTHER JURISDICTION MAY, BY REASON OF MANDATORY PROVISIONS OF SUCH LAW, GOVERN THE PERFECTION, PRIORITY, OR ENFORCEMENT OF SECURITY INTERESTS IN ANY COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION STATE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE JURISDICTION STATE (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS). EACH CREDIT PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE JURISDICTION STATE AND THE UNITED STATES DISTRICT COURT FOR EACH DISTRICT OF THE JURISDICTION STATE, IN RESPECT OF ANY PROCEEDING, DISPUTE, OR ADVERSE PROCEEDING BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO, AND EACH CREDIT PARTY AGREES THAT ANY SUCH PROCEEDING, DISPUTE, OR ADVERSE PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN SUCH COURTS. WITH RESPECT TO SUCH COURTS, EACH CREDIT PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS, AND DEFENSES THAT IT MAY HAVE REGARDING PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE, OR INCONVENIENT FORUM. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF PROCESS OF ANY AND ALL PROCESS SERVED UPON IT AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES GENERALLY IN SECTION 15.1 OF THE credit agreement, SUCH SERVICE TO BE EFFECTIVE AT THE TIME SUCH NOTICE WOULD

- 15 - BE DEEMED DELIVERED UNDER SECTION 15.1 OF THE CREDIT AGREEMENT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT, OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN ANY OTHER COURT OR JURISDICTION, NOR LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO PRECLUDE ENFORCEMENT BY ADMINISTRATIVE AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN ANY FORUM OR JURISDICTION. NOTHING CONTAINED HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS (INCLUDING ENFORCEMENT OF ANY JUDGMENT OR ORDER) AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION OR LIMIT THE RIGHT OF ANY SUCH PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. [Remainder of page intentionally left blank; signatures appear on the following pages]

Security Agreement (Alpha Metallurgical) IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above. BORROWERS: ALPHA METALLURGICAL RESOURCES, INC., as “Borrower Representative” and as a “Borrower” By: _/s/ J. Todd Munsey_____________________ Name: J. Todd Munsey Title: Chief Financial Officer ALPHA NATURAL RESOURCES HOLDINGS, INC. By: _/s/ J. Todd Munsey_____________________ Name: J. Todd Munsey Title: Chief Financial Officer ALPHA METALLURGICAL COAL SALES, LLC ARACOMA COAL COMPANY, LLC BLACK CASTLE MINING COMPANY, LLC DICKENSON-RUSSELL CONTURA, LLC ELK RUN COAL COMPANY, LLC KINGSTON MINING, INC. MARFORK COAL COMPANY, LLC NICHOLAS CONTURA, LLC PARAMONT CONTURA, LLC REPUBLIC ENERGY, LLC SPARTAN MINING COMPANY, LLC By: _/s/ J. Todd Munsey_____________________ Name: J. Todd Munsey Title: Treasurer ALPHA METALLURGICAL RESOURCES, LLC By: _/s/ J. Todd Munsey_____________________ Name: J. Todd Munsey Title: President [Signatures continue on the following page]

Security Agreement (Alpha Metallurgical) GUARANTORS: ALPHA METALLURGICAL SERVICES, LLC ANR, INC. By: _/s/ J. Todd Munsey_____________________ Name: J. Todd Munsey Title: Chief Financial Officer CONTURA CAPP LAND, LLC BOONE EAST DEVELOPMENT CO., LLC SIDNEY COAL COMPANY, LLC LAXARE, INC. APPALACHIA COAL SALES COMPANY, LLC ALPHA APPALACHIA SERVICES, LLC ALPHA METALLURGICAL TERMINAL, LLC BARNABUS LAND COMPANY ALPHA NATURAL RESOURCES SERVICES, LLC MAXXIM SHARED SERVICES, LLC GOALS COAL COMPANY ALPHA NATURAL RESOURCES, LLC DELBARTON MINING COMPANY, LLC ALPHA LAND AND RESERVES, LLC MAXXIM REBUILD CO., LLC BLACK KING MINE DEVELOPMENT CO. PIONEER FUEL CORPORATION FOUNDATION ROYALTY COMPANY LITWAR PROCESSING COMPANY, LLC RIVERSIDE ENERGY COMPANY, LLC HIGHLAND MINING COMPANY POWER MOUNTAIN CONTURA, LLC ALEX ENERGY, LLC BANDMILL COAL LLC BROOKS RUN SOUTH MINING, LLC KEPLER PROCESSING COMPANY, LLC RUM CREEK COAL SALES, INC. MOUNTAIN EMPIRE LAND & CONSERVATION, LLC ALPHA AMERICAN COAL COMPANY, LLC ALPHA AMERICAN COAL HOLDING, LLC ALPHA APPALACHIA HOLDINGS, LLC ALPHA COAL SALES CO., LLC By: _/s/ J. Todd Munsey_____________________ Name: J. Todd Munsey Title: Treasurer [Signatures continue on the following page]

Security Agreement (Alpha Metallurgical) ALPHA EUROPEAN MARKETING, LLC ALPHA EUROPEAN SALES, LLC ALPHA INDIA, LLC ALPHA NATURAL RESOURCES INTERNATIONAL, LLC APPALACHIA HOLDING COMPANY, LLC BARBARA HOLDINGS INC. BELFRY COAL CORPORATION CLEAR FORK COAL COMPANY CONTURA FREEPORT, LLC ENTERPRISE MINING COMPANY, LLC INDEPENDENCE COAL COMPANY, LLC JACKS BRANCH COAL COMPANY KANAWHA ENERGY COMPANY, LLC KNOX CREEK COAL CORPORATION LOGAN I, LLC LOGAN III, LLC LYNN BRANCH COAL COMPANY, INC. MARTIN COUNTY COAL, LLC NICEWONDER CONTRACTING, INC. OLD ANR, LLC OMAR MINING COMPANY, LLC PERFORMANCE COAL COMPANY, LLC PREMIUM ENERGY, LLC RAWL SALES & PROCESSING CO., LLC ROAD FORK DEVELOPMENT COMPANY, LLC ROSTRAVER ENERGY COMPANY TRACE CREEK COAL COMPANY WABASH MINE HOLDING COMPANY By: _/s/ J. Todd Munsey_____________________ Name: J. Todd Munsey Title: Treasurer [Signatures continue on the following page]

Security Agreement (Alpha Metallurgical) ADMINISTRATIVE AGENT: REGIONS BANK, an Alabama bank, as “Administrative Agent” and “Collateral Agent” By: _/s/ Will M. Decamps___________________ Name: Will M. Decamps Title: Vice President

EXHIBIT A Form of Collateral Disclosure Certificate (See attached)

10279098 v2 COLLATERAL DISCLOSURE CERTIFICATE [_______ ___], 2023 Reference is made to both (i) that certain Credit Agreement dated as of the date hereof by and among (A) ALPHA METALLURGICAL RESOURCES, INC., a Delaware corporation (the “Company”), (B) each Subsidiary of the Company identified therein as a “Borrower” (and together with the Company, “Borrowers” and each, individually, a “Borrower”), (C) the other Credit Parties identified therein, (D) REGIONS BANK, an Alabama bank (“Regions Bank”), as administrative agent and collateral agent (in such capacities, “Agent”) for the Lenders (as defined in the Credit Agreement), LC Issuer (as defined in the Credit Agreement) and the other Secured Parties (as defined the Credit Agreement), (E) Regions Bank in its capacities as a Lender, the Swing Line Lender (as defined in the Credit Agreement) and LC Issuer, and (F) the Lenders; and (ii) that certain Security Agreement dated as of the date hereof (as amended, restated, supplemented, reaffirmed or otherwise modified from time to time, the “Security Agreement”) by and among Borrowers, the other Credit Parties identified therein and Agent. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement or the Security Agreement, as applicable. The undersigned, in his capacity as Chief Financial Officer of the Company, in its capacity as Borrower Representative on behalf of Borrowers, hereby certifies to Agent and the other Secured Parties, solely in the capacity of an officer and not in any individual capacity, with respect to the Company and each of its subsidiaries party to the Credit Agreement as a “Borrower” or other “Credit Party” (other than Immaterial Restricted Subsidiaries unless otherwise set forth herein) (together with the Company, each a “Grantor”), as of the date hereof, as follows: 1. Name. The exact legal name of each Grantor as that name appears on its Certificate of Formation (or equivalent) is attached hereto as Schedule 1. Source: UCC §9-503(a). Other Identifying Factors. (a) The mailing address of each Grantor is attached hereto as Schedule 1. Source: UCC §9-516(b)(5)(A). (b) If different from its mailing address, each Grantor’s place of business or, if more than one, its chief executive office is attached hereto as Schedule 1. Source: UCC §§9-301(1) and 9-307. (c) The type of organization of each Grantor is attached hereto as Schedule 1. Source: UCC §9-516(b)(5)(C). (d) The jurisdiction of each Grantor’s organization is attached hereto as Schedule 1. Source: UCC §9-516(b)(5)(C). (e) Each Grantor’s state issued organizational identification number is attached hereto as Schedule 1.

3 (c) The following are the names and addresses of all persons or entities other than any Grantor, such as purchasers of chattel paper, which have possession or are intended to have possession of any material amount (fair market value of $1,500,000 or more individually or $3,000,000 or more in the aggregate) of the Collateral consisting of possessory collateral. Source: UCC §§9-301(2) and (3), 9-312 and 9-313; former UCC §§9-103(1), 9-103(4), 9- 304(2) and 9-304(3). 5. Prior Locations. (a) Set forth below is the information required by §4(a) or (b) with respect to each location or place of business previously maintained by any Grantor at any time during the past four months: Source: UCC §§9-316. 6. Fixtures. Attached hereto as Schedule 6 is the information required by UCC §9-502(b) or former UCC §9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded. Source: UCC §§9-502(b) and 9-516(b)(3)(D). 7. Intellectual Property. Attached hereto as Schedule 7 is a complete list of all United States patents, copyrights and trademarks registered or for which applications are pending in the name of any Grantor. 8. Securities; Instruments. Attached hereto as Schedule 8 is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by any Grantor or Immaterial Restricted Subsidiary (provide name of issuer, type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust) and a description of the security, including number of shares, total shares outstanding, percentage of interest pledged, certificate number (if uncertificated, please so indicate) and par value). 9. Bank Accounts. Attached hereto as Schedule 9 is a complete list of all bank accounts (including deposit, securities and commodities accounts) maintained by any Grantor or Immaterial Restricted Subsidiaries and identifying any Excluded Accounts (provide name and address of depository bank, type of account and account number). 10. Unusual Transactions. Except for those purchases, acquisitions and other transactions described in Section 2 or on Schedule 10 attached hereto, in the past five years, all of the Collateral has been originated by the Grantors (or any of them) in the ordinary course of the Grantors' business or consists of goods which have been acquired by the Grantors (or any of them) in the ordinary course from a person in the business of selling goods of that kind. Source: UCC §§9-102(a)(64), 9-203(f), 9-301(2), 9-315(a) and 9-316). 11. Commercial Tort Claims. Attached hereto as Schedule 11 is a brief written description of each and every commercial tort claim (with a value of $1,500,000 or more individually or $3,000,000 in the aggregate) which the Grantors hold.

4 Source: UCC §9-108(e)(1). 12. Letter of Credit Rights. The following is a true and correct list of the Grantors’ letter of credit rights (with a value of $1,500,000 or more individually or $3,000,000 in the aggregate), including a brief description thereof: 13. “As Extracted” Collateral. The following is a complete list of all the locations where any Grantor owns, leases or has an interest in any active underground Mine (as defined in the Credit Agreement) located on Material Real Estate or Material Leased Real Estate: See Schedule 13. 14. Timber to be Cut. The following is a complete list of all the locations where any Grantor owns goods that are timber to be cut: 15. Collective Bargaining Agreements. Attached hereto as Schedule 15 is a description of all collective bargaining agreements or similar arrangements relating to any Grantor. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Collateral Disclosure Certificate (Alpha Metallurgical) IN WITNESS WHEREOF, the undersigned has caused this Collateral Disclosure Certificate to be executed as of the date first referenced above. ALPHA METALLURGICAL RESOURCES, INC., as Borrower Representative By: Name: J. Todd Munsey Title: Chief Financial Officer

SCHEDULE 3 Real Estate

SCHEDULE 6 Fixtures

SCHEDULE 7 PATENTS AND PATENT APPLICATIONS TRADEMARK APPLICATIONS AND REGISTRATIONS COPYRIGHTS / COPYRIGHT APPLICATIONS AND REGISTRATIONS

SCHEDULE 10 Unusual Transactions

SCHEDULE 11 Commercial Tort Claims

SCHEDULE 15 Collective Bargaining Agreements

Schedules to Security Agreement (See attached)

SCHEDULE 2 Permitted Locations Material Owned Real Property Deed Date Grantor DB/PG or Instrument # Active Location (by County) Mine or Facility TRAX No.

Material Prep Plants (Owned Properties) Entity and Plant Name Recording Information: DB/PG # or instrument # Physical Address and County Tax Map Data Material Leased Real Property Lease / Sublease Date Lessor / Sublessor Active Location (by County, with recording data) Mine or Facility name(s) and TRAX No.

Lease / Sublease Date Lessor / Sublessor Active Location (by County, with recording Mine or Facility name(s) and TRAX No.

Material Prep Plants (Leased Properties) Lessor Lessee TRAX / Lease Recording Information Co: DB/PG Property Description Physical Address Comments Lease / Sublease Date Lessor / Sublessor Active Location (by County, with recording data) Mine or Facility name(s) and TRAX No.

Other Permitted Locations Grantor Address City Zip County State

SCHEDULE 3 Consignments None

SCHEDULE 4 Excluded Property None 087598.0000037 DMS 304153688v6